Exhibit 10.5

PROMISSORY NOTE

(Facility A)

$

FOR VALUE RECEIVED, Kennedy-Wilson, Inc., a Delaware corporation (hereinafter called “Maker”), promises to pay to the order of              (hereinafter, together with any subsequent holder hereof, called “Lender”), or permitted assigns, at the office of U.S. Bank National Association, as agent (“Agent”) for itself and for the other financial institutions (collectively, the “Lenders”) which are or may in the future become parties to the Loan Agreement (as hereinafter defined), at its office at 633 W. Fifth Street, 29th Floor, Los Angeles, California 90071, Attn: Commercial Real Estate, or at such other place as Agent may from time to time designate in writing, on or before the Maturity Date, the principal sum of              ($            ), or so much thereof as may have been advanced by Lender to or for the benefit of Maker under Facility A in accordance with the terms set forth in that certain Revolving Loan Agreement of even date herewith by and between, inter alia, Maker, the lenders named therein, as Lenders, and Agent (the “Loan Agreement”) and remains unpaid from time to time (hereinafter called “Principal Balance”), with interest on the Principal Balance, until paid in full, at the rates per annum specified in the Loan Agreement, in coin or currency, which, at the time or times of payment, is legal tender for the payment of public and private debts in the United States of America, all in accordance with the terms hereinafter set forth and set forth in the Loan Agreement.

This Note is one of one or more promissory notes issued pursuant to the Loan Agreement (collectively, the “Note”). All of the agreements, conditions, covenants, warranties, representations, provisions and stipulations made by or imposed upon Maker under the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully inserted herein, and Maker covenants and agrees to keep and perform the same, or cause them to be kept and performed, strictly in accordance with their terms.

From and after the date hereof, and until the date on which this Note is paid in full, interest shall accrue and Maker shall pay interest on the Principal Balance on the terms more particularly set forth in the Loan Agreement.

Time is of the essence hereof. Upon the occurrence and during the continuation of an Event of Default under the Loan Agreement or any of the other Loan Documents, then, in any such case, the entire Principal Balance, with all accrued interest thereon, together with all other sums evidenced or secured by the Loan Documents, shall, at the option of Agent on behalf of Lenders, become immediately due and payable and Lender’s obligation to make additional Advances hereunder or under the Loan Agreement shall, at the option of Agent on behalf of Lenders, be terminated, without notice, demand or presentment for payment, and without notice of intention to accelerate or of acceleration, at the place of payment aforesaid. Except as herein expressly provided, no modification or amendment of the terms of this Note shall be effective unless made in a writing signed by Maker and Lender.

Each Maker, co–maker, endorser or other party who may become liable under this Note, hereby guaranties payment of this Note, and waives demand for payment, presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, all other notices as to this Note, diligence in collection as to each and every payment due hereunder, and all other requirements necessary to charge or hold such person or entity to any obligation hereunder, and agrees that without any notice Agent on behalf of Lenders may from time to time extend or renew the date or dates above recited, and that, in any such case, each Maker, co–maker, endorser or other party who may become liable under this Note, shall continue to be bound hereby and to be liable to pay the unpaid balance of the indebtedness evidenced hereby, as so extended or renewed, and notwithstanding any such release; and further agrees to pay all costs and expenses of collection, including court costs and attorneys’ fees (prior to trial, at trial and on appeal) incurred in collecting the indebtedness evidenced hereby, or in exercising or defending, or obtaining the right to exercise the rights of Agent on behalf of Lenders hereunder, under the Loan Agreement or under any other Loan Document, whether suit be brought or not, and in bankruptcy, insolvency, arrangement, reorganization and other debtor–relief proceedings, in probate, in other court proceedings, or otherwise, whether or not Agent prevails therein except in the event Maker prevails pursuant to a final judicial determination, and, except as may be expressly otherwise set forth in any of the Loan Documents, all costs and expenses incurred by Agent and/or Lenders in protecting or preserving the interests which are the subject of the Loan Documents.

This Note is made with reference to and shall be construed in accordance with and governed by the laws of the State of California for all purposes, including, but not limited to, the purpose of determining the maximum rate of interest, if any, which may be lawfully received hereunder by the holder hereof.

The term “Maker” as used in this Note shall mean and have reference to, collectively, all parties and each of them directly or indirectly obligated for the indebtedness evidenced by this Note, whether as principal maker, endorser, or otherwise, together with the respective heirs, administrators, executors, legal representatives, successors and assigns of each of the foregoing.

All capitalized terms not otherwise defined herein shall have the meaning given them in the Loan Agreement.

To the extent enforceable, each party to this Note hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (1) arising under this Note or any other instrument, document or agreement executed or delivered in connection therewith, or (2) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Note or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Note may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered as of the day and year first above set forth.

KENNEDY-WILSON, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

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